UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

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☐	Definitive Proxy Statement

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☒	Soliciting Material Under Rule 14a-12

LEE ENTERPRISES, INCORPORATED
(Name of Registrant as Specified in Its Charter)

MNG ENTERPRISES, INC. MNG INVESTMENT HOLDINGS, LLC STRATEGIC INVESTMENT OPPORTUNITIES LLC ALDEN GLOBAL CAPITAL LLC HEATH FREEMAN
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Alden Global Capital, LLC, together with the other participants named herein (collectively the “Stockholder Group”), has filed a preliminary proxy statement and accompanying BLUE proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes against the election of certain directors, Mary E. Junck and Herbert W. Moloney III, of Lee Enterprises, Incorporated, a Delaware corporation (the “Company”), at the Company’s 2022 annual meeting of stockholders

On February 17, 2022, the Stockholder Group filed its Amendment No. 6 to the Schedule 13D with respect to the Company, which included a letter to the Company’s Board of Directors as an exhibit that was previously filed with the SEC on Form DFAN14A on February 16, 2022. A copy of the Stockholder Group’s Amendment No. 6 to the Schedule 13D is attached hereto as Exhibit 1 and is incorporated herein by reference.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Alden Global Capital, LLC, together with the other participants named herein (collectively the “Stockholder Group”), has filed a preliminary proxy statement and accompanying BLUE proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes against the election of certain directors, Mary E. Junck and Herbert W. Moloney III, of Lee Enterprises, Incorporated, a Delaware corporation (the “Company”), at the Company’s 2022 annual meeting of stockholders

THE STOCKHOLDER GROUP STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR.

The participants in the solicitation are anticipated to be Strategic Investment Opportunities LLC (“Opportunities”), MNG Enterprises, Inc. (“MNG Enterprises”), MNG Investment Holdings, LLC (“MNG Holdings”), Alden Global Capital LLC (“Alden”) and Heath Freeman.

As of the date hereof, Opportunities directly beneficially owns 371,117 shares of Common Stock. MNG Holdings, as the managing member of Opportunities, may be deemed the beneficial owner of the 371,117 shares of Common Stock owned directly by Opportunities. MNG Enterprises, as the sole member of MNG Holdings, may be deemed the beneficial holder of the 371,117 shares of Common Stock owned directly by Opportunities. Alden, as the investment manager of funds that collectively hold a majority voting interest in MNG Enterprises, may be deemed the beneficial owner of the 371,117 shares of Common Stock owned directly by Opportunities. Mr. Freeman, as the President of Alden, may be deemed the beneficial owner of the 371,117 shares of Common Stock owned directly by Opportunities.